Exhibit 99.1

FOR IMMEDIATE RELEASE
---------------------

                ATMI REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS
                    REVENUES UP 16% ON STRONG CUSTOMER DEMAND

         DANBURY, CT -- APRIL 26, 2006 -- ATMI, Inc. (Nasdaq: ATMI), a supplier of specialty materials and high-purity materials handling and delivery solutions to the world's leading semiconductor manufacturers, today announced revenues of $76.9 million for the first quarter of 2006, representing an increase of 16% from $66.1 million in the first quarter of 2005. Net income for the quarter increased by 23% to $7.4 million, and earnings per share increased to $0.20 per diluted share, versus $0.19 per diluted share in the first quarter of 2005. Earnings per share includes share-based compensation expense of $0.05 per diluted share in the first quarter of 2006, compared to $0.01 per diluted share in the first quarter of 2005, reflecting the adoption of FAS 123(R) in 2006.

         Doug Neugold, ATMI Chief Executive Officer, said, "Revenue growth was strong in the quarter. The 90-nanometer chip generation is starting to close in on its volume production sweet spot and 65-nanometer chip producers are at the beginning of some very steep production ramps, which bodes well for ATMI. Product development activity level with our key customers at 45-nanometer and 32-nanometer technology generations is also very high. As a result, we are enthusiastic about our growth outlook. Our focus on `innovation generation' has us in the middle of our customers' increasing demand for new, high performance semiconductor materials and materials packaging."


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ATMI REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS - PAGE 2 OF 6


         Neugold continued, "Start-up inefficiencies while ramping a new, high-volume manufacturing line in our packaging operation negatively affected our gross margins in the quarter, more so than we expected; now, in the second quarter, that manufacturing line is rapidly approaching the efficiency levels we originally expected."

         Dan Sharkey, Chief Financial Officer said, "We plan to increase shareholder value through margin expansion, not only with our consistently strong organic revenue growth, but also by driving process efficiency deeper into our, and our customers', operations. Internally, we focus on several key areas -- such as finance, supply chain management, manufacturing, shipping, and research and development -- in an effort to identify process efficiencies that will help us gain maximum operating leverage from our continuing revenue growth. Our expectation is that this will result in progressive improvement during 2006 in our profit margins and faster time-to-market for new product innovations. During the second quarter, we estimate revenues in the $77 million-$81 million range, with diluted earnings per share in the $0.21-$0.25 range."

         A conference call (800.289.0743) discussing financial results will begin at 11:00 a.m. Eastern time, April 26, 2006. A replay (888.203.1112, passcode 2417163) of the call will be available for 48 hours. An audio webcast of the conference call will be available for 30 days on atmi.com.


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ATMI REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS - PAGE 3 OF 6


         ATMI provides specialty materials and high-purity materials handling and delivery solutions to the worldwide semiconductor industry. For more information, please visit atmi.com.



         Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2006 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses; and other factors described in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.

                                     # # # #


For more information contact:
         Dean Hamilton
         Director, ATMI Investor Relations & Corporate Communications
         203.207.9349 Direct
         203.794.1100 x4202
         dhamilton@atmi.com

                                     # # # #

                                  TABLES FOLLOW











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ATMI REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS - PAGE 4 OF 6



                                   ATMI, INC.
                            SUMMARY INCOME STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                         THREE MONTHS ENDED
                                                         ------------------
                                                              MARCH 31,
                                                              ---------
                                                        2006             2005
                                                      -------          -------

Revenues                                              $76,936          $66,097
Cost of revenues                                       40,128           31,913
                                                      -------          -------
Gross profit                                           36,808           34,184
Operating expenses:
  Research and development                              6,129            5,284
  Selling, general & administrative                    22,042           19,434
                                                      -------          -------
  Total operating expenses                             28,171           24,718

Operating income                                        8,637            9,466

Other income (expense), net                             2,370            (333)
                                                      -------          -------

Income before income taxes                             11,007            9,133

Income taxes                                            3,577            3,082
                                                      -------          -------

Net income                                            $ 7,430          $ 6,051
                                                      =======          =======


Diluted earnings per share                              $0.20            $0.19

Weighted average shares outstanding                    37,809           32,004








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ATMI REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS - PAGE 5 OF 6



                                   ATMI, INC.
                      SCHEDULE OF SHARE-BASED COMPENSATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)



                                                     THREE MONTHS ENDED
                                                     ------------------
                                                          MARCH 31,
                                                          ---------
                                                  2006 (1)         2005 (2)
                                                  --------         --------

Cost of revenues                                    $ 283               --
Research and development                              227               --
Selling, general & administrative                   2,185            $ 550
                                                   ------            -----

  Total share-based compensation
      expense                                       2,695              550
                                                   ------            -----

Benefit from income taxes                             919              192
                                                   ------            -----

   Net share-based compensation
       expense                                     $1,776            $ 358
                                                   ======            =====



(1) Amounts include amortization expense related to stock options of $1.5 million, employee stock purchase plan of $0.2 million, and restricted stock awards of $1.0 million, recorded under FAS 123(R).

(2) Amounts include amortization expense related to restricted stock awards of $0.6 million, recorded under APB 25.







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ATMI REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS - PAGE 6 OF 6



                                   ATMI, INC.
                             SUMMARY BALANCE SHEETS
                                 (IN THOUSANDS)


BALANCE SHEET HIGHLIGHTS                                   MARCH 31,       December 31,
                                                           ---------       ------------
                                                              2006              2005
                                                              ----              ----
                                                          (UNAUDITED)
Assets
   Cash & marketable securities (1)                         $217,116          $209,851
   Accounts receivable, net                                   48,677            47,125
   Inventory, net                                             43,050            39,850
   Other current assets                                       22,071            21,675
                                                            --------          --------
      Total current assets                                   330,914           318,501
   Fixed assets, net                                          83,566            82,821
   Marketable securities, non-current (1)                     36,266            46,286
   Other assets                                               51,297            52,228
                                                            --------          --------
        Total assets                                        $502,043          $499,836
                                                            --------          --------

Liabilities and stockholders' equity
   Accounts payable                                          $12,505           $11,910
   Other current liabilities                                  29,652            32,268
                                                            --------          --------
     Total current liabilities                                42,157            44,178
   Non-current liabilities                                     2,805             3,460
   Stockholders' equity                                      457,081           452,198
                                                            --------          --------
      Total liabilities & stockholders' equity              $502,043          $499,836
                                                            --------          --------


(1) Total cash and marketable securities equaled $253.4 million and $256.1 million at March 31, 2006 and December 31, 2005, respectively.







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